Exhibit 10.16

Lease Contract

Lessor (hereinafter referred to as “Party A”): Xinjiang Chuangbo Park Development Co., Ltd.

Lessee (hereinafter referred to as “Party B”): Xinjiang United Family Trading Co., Ltd.

Legal representative: Baolin Wang	Contact Person: Ying Xiong

Telephone: [*]

Mailing Address: No. 26, Wenhua Rd, Tianshen District, Urumqi, Xinjiang Autonomous Region

To strengthen the cooperation on the premises leasing and clarify the rights and obligations of both parties, Party A and Party B have reached an agreement to conclude the following contract under the “Civil Code of the People’s Republic of China” and the relevant regulations, based on the principles of equality, voluntariness, and mutual benefit.

1: PREMISES

1.	Party A will lease to Part B the Number 101, 201, and 301 factories on the 1st, 2nd and 3rd floor of Building 9, Block B of the Chuangbozhigu Industrial Park located at No. 100 Guangyuan Rd, Shuimogou District, Urumqi (hereinafter referred to as “The Premises”). The total construction area of The Premises is 5076.07 square meters.

2.	Party B will use The Premises for food processing and production.

3.	The contract requires that before signing this contract, Party B has fully understood and agreed with the status of The Premises. The Premises will be delivered by the property management company directly to Party B. For details, please refer to the “Premise Inspection Form”.

2. LEASE TERM

1.	The lease term of this contract is ten years, from June 15th, 2021, to June 14th, 2031.

2.	Party B has the preferential right to renew the contract, but Part B should submit a written application to Party A prior to 90 days before the expiration of the contract. A separate contract will be signed for the renewal.

3. DEPOSIT

1.	Party B should pay Party A a deposit of RMB 574,357.32 Yuan upon signing this contract.

2.	The debt relationship between Party B and any third party and the legal consequence caused by the illegal operation of Part B shall not affect Party A. In case party B is responsible for any damage to Part A, Party A has the right to deduct the compensation for damage from the deposit. In case the deposit is not sufficient to cover such items, Party B should pay Part A the rest within 7 days after receiving the written notice of payment from Party A. Otherwise, Party B should pay Party A a late payment fee which is equal to 5% of the payable amount for every day overdue until it is fully compensated.

3.	During the contract term, if Party B breaches the contract or operates beyond the scope of the contract without Party A’s consent, Party A has the right to terminate the contract in advance and withhold all the deposit as default fine.

4.	During the contract term, if Party B terminates the contract in advance, Party A has the right to deduct the deposit and should refund the remaining rent.

5.	If Party B has fulfilled all the obligations stipulated in this contract and does not renew the lease at the end of the contract, Part B should submit a written application to Party A prior to 90 days before the expiration of the contract. Within 60 days after the expiration of the contract, Party A should return the deposit after Party B presents the deposit receipt.

4. RENT AND PAYMENT SCHEDULE

1.	The daily unit rent is: 0.62 yuan/day*m2, the first year rent is ¥1148714.64 Yuan.

2.	During the contract term, the daily unit rent will increase by 2.5% annually starting from the 2nd year.

3.	The rent does not include water, electricity, heating, sanitation, and equipment renovation fees.

4.	Incentive: the first 6 months of rent is waived during the decoration period; in 2021, the property management fee will be reduced by 0.3 yuan/㎡/month, in 2022, the property management fee will be reduced by 0.2 yuan/㎡/month, and in 2023, the property management fee will be reduced by 0.1 yuan/㎡/month.

5.	The rent should be paid annually. The first-year rent is paid upon signing the contract. The remaining annual rent should be paid 60 days before the end of each lease year. The dates and the amount of rent Party B should pay in each year are:

First year: ¥574,357.32. Rent due date: June 15th, 2021

Second year: ¥1,177,432.51. Rent due date: April 15th, 2022

Third year: ¥1,206,868.32. Rent due date: April 15th, 2023

Fourth year: ¥1,237,040.03. Rent due date: April 15th, 2024

Fifth year: ¥1,267,966.03. Rent due date: April 15th, 2025

Sixth year: ¥1,299,665.18. Rent due date: April 15th, 2026

Seventh year: ¥1,332,156.81. Rent due date: April 15th, 2027

Eighth year: ¥1,365,460.73 Rent due date: April 15th, 2028

Ninth year: ¥1,399,597.25. Rent due date: April 15th, 2029

Tenth year: ¥1,434,587.18. Rent due date: April 15th, 2030

6.	Party A’s bank account information

Account name: [*]

Account number: [*]

Bank Name: [*]

Routing number: [*]

5. PREMISES MANAGEMENT

1.	Party A provides the leased premises and basic supporting facilities.

2.	During the contract term, Party B shall not change the building structure of The Premises without consent from Part A. If Part B needs to renovate and decorate, it should provide a written application to Party A. After Party A agrees, Part B can perform the renovation after obtaining relevant approval from the government and administration. If Party B terminates the contract, it needs to restore The Premises to its original condition as required by Party A to ensure the original immovable decoration, equipment, and facilities are intact; if any damage is caused, Party A may deduct the compensation from the deposit; if the deposit is not sufficient for the compensation, Party B should pay the rest for the damage.

3.	During the contract term, Party B should pay water, electricity, heating, property management fees and other related expenses on time, and the payment method should be implemented in accordance with the arrangement of the property management company.

4.	Party A is responsible for providing supporting facilities such as the external power supply, water supply, and heating facilities that meet the municipal standards. Party B should pay for all the internal construction and renovation costs incurred due to Party B’s own business needs.

5.	During the contract term, if the water or heating equipment is damaged due to Party B’s errors, Party B should be responsible for the legal consequences and economic loses, and Party A should not bear any liability for compensation.

6.	If relevant government administrations impose penalties on Party B’s business activities in the leased premises, Party A should not be held responsible. If Party A’s reputation is affected or Party A is punished, Party B should compensate Party A with the corresponding penalty amount.

7.	Except for the rent collected by Party A and the property management fees charged by the property management company, all taxes and other expenses incurred by Party B should be paid by Party B.

8.	Party B should abide by the management requirements of Party A, and should not occupy public areas and public facilities without permission.

9.	Return of the leased premises

1)	Regardless of the reason, after the termination of this contract, Party B should move out of the leased premises and settle all related expenses to Party A within 15 days from the next day after the termination of the contract (referred to as the “Return Period”). Party B should evacuate all personnel in the leased premises, remove the movable items purchased by Party B, and return the leased premises and its ancillary facilities to Party A in a normal and clean state (except for reasonable natural wear and tear during the contract term). If Party B fails to return the leased premises after the expiration of the Return Period, Party B should pay Party A the house occupancy fee which is twice the daily rent as of when the contract is terminated based on the actual number of days overdue. At the same time, Party B should also pay Party A the relevant expenses during the occupation. The actual number of days overdue starts from the day following the expiration of the Return Period and ends on the date of the actual return of The Premises.

2)	After Party A confirms that Party B has performed the above obligations, both parties should sign a written handover letter. The signing date of the handover letter should be regarded as the date when Party B returns The Premises.

3)	Party B should complete the cancellation or address change procedures of all licenses, approvals or permits for The Premises within 30 days after the next day of termination of this contract. If it is overdue, Party A has the right to request Party B to compensate Party A for all losses and expenses incurred due to this (including but not limited to Party A’s losses for breaching the contract due to failure to provide The Premises under the rental contract with next lessee.)

4)	If Party A finds that the structure of The Premises is changed or damaged, the fire safely system and other facilities or equipment provided by Party A are damaged during the return inspection, Party B should be responsible for restoring The Premises to its original state or compensating for the loss and all related expenses; if the above-mentioned damage caused by Party B during the contract term is found after returning to Party A, Party A has the right to request Party B to restore The Premises to its original state or compensate for the loss.

6. RIGHTS AND OBLIGATIONS OF PARTY A

1.	Party A has the right to require Party B to pay rent and various expenses on time. If Party B fails to pay, Party A has the right to stop water, electricity, heating and other services, and Party B should be responsible for all losses caused thereby, and Party A should not bear any consequences.

2.	Party A has the right to supervise Party B’s business in terms of whether business activities are legal, and whether it complies with national laws and regulations, and the relevant comprehensive management system and management of the property management company.

3.	Party A has the right to require Party B to unconditionally obey fire safety management, and to strictly follow Party A’s property management rules to go through relevant procedures during decorating and remodeling. Party has the right to require Party B not to damage fire protection and alarm equipment, and to strictly abide by the relevant national laws and regulations. If there is any damage or losses caused by Party B’s errors, Party B should compensate for all the losses and expenses.

4.	During the contract term, when one of the following situations occurs to Party B, Party A has the right to terminate the contract and take back The Premises, and Party B should pay Party A a default fine at 30% of the contract’s annual rental amount plus the related losses,

(1) Unauthorized alteration of the purpose of The Premises and violation of the plan of the industrial park;

(2) Engage in illegal business activities on The Premises;

(3) Sublet or transfer The Premises without Party A’s written consent;

(4) Overdue of rent or other expenses for more than 10 days;

(5) Serious violation of the relevant property management rules and disrupting the market operations;

(6) Serious violation of various national laws and regulations during the contract term, resulting in suspension of business for more than 30 days;

(7) Other behaviors that seriously damage Party A’s interests and reputation;

5.	Party A should respect Party B’s legal rights and does not interfere with Party B’s normal business activities;

6.	Party A should provide, guarantee and maintain Party B’s normal operating environment, and provide paid property management services.

7.	Party A should assist various government departments in supervision and inspection work.

8.	Party A should guarantee the delivery of The Premises on the agreed date; if it cannot be delivered, Party A should pay Party B one thousandth of the rent for the year per day when The Premises is not delivery.

7. RIGHTS AND OBLIGATIONS OF PARTY B

1.	Party B has the right to operate independently with violating the purpose of The Premises as stipulated in this contract; if the business scope is to be changed, Party B should obtain the written consent of Party A first.

2.	Party B has the right to require Party A to provide normal operating environment.

3.	Party B should comply with the national laws and regulations, operate in accordance with the law, and pay taxes in accordance with the regulations; Party B should complete various procedures that are required by the industrial and commercial administrations.

4.	Party B should comply with the various management rules of the property management company.

5.	Party B should not occupy public area. If Party B needs to expand the business, it should get the consent from Party A; if Party B needs to use the public area and space for advertising, the relevant plan drawings should be reviewed by Party A and submitted to the relevant government departments for approval before they can be executed.

6.	Party B should pay various fees within the time limit specified in the contract.

7.	Party B should strictly abide by the “Fire Protection Law”, actively complete the fire protection acceptance and keep the fire protection acceptance certificate on file with Party A, and take full responsibility for the fire safety issues that occur.

8.	During the contract term, Party B should strictly abide by the “Fire Control Regulations of the People’s Republic of China” and the “Environmental Protection Law of the People’s Republic of China”, and be fully responsible for the fire safety and environmental protection of The Premises in accordance with the relevant regulations. Otherwise, all responsibilities and losses arising therefrom should be borne by Party B. If Party A assumes responsibility for this, Party B should compensate.

9.	Party B should operate in compliance with the law, and should refrain from gathering crowds to make trouble, fighting, etc. in the business premises, and Party B should bear all legal responsibilities in the event of occurrence.

10.	During the contract term, all credits, debts and civil liabilities of Party B should be borne by Party B, and Party A should not bear any responsibility.

11.	The Premises rented by Party B and other items in the factories must be covered by property insurance, and all losses caused by not participating in the insurance should be borne by Party B.

12.	Party B should be responsible for all kinds of quality, service issues or customer disputes during the operation, and should not affect Party A’s interests and reputation.

13.	If Party B needs to hang any advertising objects on the outside of The Premises, the size, craft materials, etc. should be approved by Party A and the relevant government departments. It should not affect the night view lighting effect of Party A’s building body, otherwise A Party has the right to refuse Party B to install any form of advertising material.

14.	During the contract term, Party B should ensure the legal use of The Premises and ensure the integrity of environmental protection and fire protection.

15.	During the contract term, Party B’s decoration and use of the factories should strictly abide by relevant laws and regulations and industrial park management rules. In the event of a safety accident, Party B should immediately and properly handle the resulting responsibilities. Party A should not be responsible for any safety accident caused by Part B. If Party A assumes responsibility for this, Party B should compensate.

8. TERMINATION AND BREACH OF THE CONTRACT

1.	Both parties agree that in one of the following circumstances during the contract term, this contract should be terminated and both parties should not be liable for each other. Party A should refund the remaining rent and return the remaining to Party B to Party B in time deposit after the expenses are settled,

(1) The land use right within the scope defined by this contract has been withdrawn in advance according to law.

(2) The Premises have been requisitioned in accordance with the law due to social public interest.

(3) The Premises are included in the demolition permit due to the needs of urban construction.

(4) The Premises are damaged, lost or identified as a dangerous property by the government.

(5) Due to changes in government planning, The Premises cannot continue to operate.

(6) Due to earthquakes, typhoons, floods, fires, wars, and other unforeseen force majeure accidents that cannot be prevented or avoided, which directly affect the safe use of The Premises or make Party B unable to operate normally, the contract cannot be performed.

2.	Both parties agree that one party can unilaterally terminate this contract in one of the following circumstances. The party that violates the contract should pay the other party three months’ rent as default fine; if it causes losses to the other party, if the default fine is insufficient to cover the losses, the party should also compensate for the difference between the losses caused and the default fine,

(1) Party B has not obtained Party A’s consent to change the use of The Premises, causing damage to it.

(2) The main structure of The Premises is damaged by Party B.

(3) Party B uses The Premises to engage in illegal activities.

(4) Party B fails to pay the rent for more than 30 days.

(5) Party B fails to make up the deposit for more than 30 days.

3.	Any party who breaches the contract should bear the corresponding liability. If losses are caused to the observant party, the breaching party should be liable for compensation and at the same time bear all the expenses incurred by the observant party for claiming rights, including but not limited to litigation fees, appraisal fees, transportation fees, attorney fees, evaluation fees, etc.

9. The attachment to this contract is a part of this contract and has the same legal effect as this contract.

10. SETTLEMENT OF DISPUTES

For matters related to this contract or all disputes arising from executing this contract, both parties should negotiate to resolve them. If they cannot be resolved through negotiation, the court where The Premises are located should have the jurisdiction.

11. Party B’s authorized agent or employee’s violation of this contract should be deemed as Party B’s behavior.

12. During the execution of this contract, both parties should sign a written supplementary agreement on matters not covered in this contract and the content that needs to be changed after negotiation. As a part of this contract, the supplementary agreement has the same legal effect as this contract.

13. Both parties should keep confidential the content of this contract and the other party’s business activities.

14. This contract takes effect from the day when both parties sign and seal.

15. This contract is in 6 copies, with 3 copies held by both parties.

Party A: Xinjiang Chuangbo Park Development Co., Ltd.	Party B: Xinjiang United Family Trading Co., Ltd.

Legal person (or agent):	Legal person (or agent): Hui Wang
Telephone：	Telephone：
Address：	Address：
Date：June 30, 2021；	Date: June 30th, 2021

Supplementary Agreement of the Rental Contract

Lessor (hereinafter referred to as “Party A”): Xinjiang Chuangbo Park Development Co., Ltd.

Lessee (hereinafter referred to as “Party B”): Xinjiang United Family Trading Co., Ltd.

For the premises located at Building 9, Block B of the Chuangbozhigu Industrial Park, Party A and Party B have reached a supplementary agreement set as the following terms under the “Civil Code of the People’s Republic of China” and the relevant regulations, based on the principles of equality, voluntariness, and mutual benefit.

1.	Given Party B’s high brand recognition, large investment amount and great tax contribution in Xinjiang, after friendly negotiation, Party A will give Party B more incentive during the decoration period. Party A will add another three months to the regular decoration period of three months, with a total rent-free period of six months.

2.	The 2nd term of Article 5 of the Rental Contract is amended to: during the contract term, Party B should not change the structure of The Premises without authorization. If it needs to renovate and decorate, it should submit a written application to Party A. After Party A agrees, Party B can perform the renovation or decoration after obtaining relevant permissions from the relevant government departments. If Party B terminates the lease, on the basis of not affecting the release or resale of The Premises by Party A, and adhering to the basic principle of friendly negotiation between both parties, Party B should restore The Premises to its original condition according to Party A’s requirements and ensure that the original equipment and are in good condition. If any damage is caused, Party A will deduct the corresponding amount from the deposit as compensation; if the deposit is not sufficient, Party B should compensate the rest losses.

3.	Party B should keep the content of the supplementary agreement confidential. If Party B leaks the content of the supplementary agreement, it becomes invalid and Party A will not honor any previous promises; Party B should bear the serious losses caused to Party A.

4.	This agreement should take effect from the date of signature or sealing of both parties. This agreement is in 6 copies, with 3 copies held for each party.

Party A: /s/ Xinjiang Chuangbo Park Development Co., Ltd.	Party B: /s/ Xinjiang United Family Trading Co., Ltd.

Legal person (or agent):	Legal person (or agent):

Telephone：	Telephone：

Address	: Chuangbozhigu Industrial Park, No. 100, Guangyuan Rd, Shuimogou District, Urumqi

Address: No. 26, Wenhua Rd, Tianshen District, Urumqi

Date： June 30, 2021；	Date: June 30th, 2021